COLFAX REPORTS RECORD FOURTH QUARTER 2013 RESULTS

•	Fourth quarter net income per dilutive share of $0.31, adjusted net income per share of $0.61

•	Fourth quarter net sales increased 14.0% (10.2% organically) to $1.171 billion

•	Gas- and fluid-handling finished the period with record backlog of $1.577 billion

FULTON, MD - February 6, 2014 - Colfax Corporation (NYSE: CFX) today announced its financial results for the fourth quarter ended December 31, 2013.
For the fourth quarter, net income was $32.0 million, or $0.31 per dilutive share. Adjusted net income (as defined below) was $70.1 million, or $0.61 per share, which includes a 2 cent per share gain related to the reduction of an uncertain tax position.
Net sales were $1.171 billion in the fourth quarter, an increase of 14.0% from the prior year. Net sales increased 10.2% organically. Fourth quarter operating income was $119.6 million, with adjusted operating income (as defined below) of $124.4 million, an increase of 40%.
Fourth quarter gas- and fluid-handling orders were $547.8 million compared to orders of $520.3 million in the prior year, an increase of 5.3%. Gas- and fluid-handling finished the period with record backlog of $1.577 billion.
Full year net income was $158.2 million, or $1.54 per dilutive share, with adjusted net income (as defined below) of $229.8 million, or $2.04 per share. Net sales for 2013 were $4.207 billion, an increase of 7.5% compared to net sales for 2012; this reflects a 2.7% increase organically. Full year operating income was $406.4 million, with adjusted operating income (as defined below) of $431.4 million, an increase of 29%.
Full year gas- and fluid-handling orders were $2.061 billion, an increase of 3.3% over the prior year.
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, “We are pleased to finish the year with another solid quarter of operating performance. Our fabrication technology group saw year-on-year organic growth this quarter, as well as continued strong operational performance. Gas- and fluid-handling also out performed our revenue expectations this quarter, but the dilutive impact of acquisitions in the quarter left overall segment margins relatively flat. Integration of these acquisitions is progressing well, and these businesses are expected to significantly increase our 2014 earnings. The deployment of CBS across this organization has reduced working capital, fundamentally changed our cost structure and is positioning us for future organic growth. We exit the year confident in our ability to deliver our previously stated 2014 guidance.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth (decline). Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos coverage litigation expense, restructuring and other related charges, expenses related to the Charter acquisition, fair value adjustments related to the ESAB and Howden inventory and backlog amortization expense, write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax’s credit agreement and gain recorded on acquisition of remaining ownership interest of a less than wholly owned subsidiary in which Colfax did not hold a controlling interest, to the extent they impact the periods presented. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.6% and 26.6% for the fourth quarter and full year ended December 31, 2013, respectively, and 15% and 25% for the fourth quarter and full year ended December 31, 2012, respectively. Organic sales growth and organic order decline exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos insurance coverage issues, expenses and significant year-one fair value adjustment amortization expense related to the Charter acquisition and major restructuring programs.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, February 6, 2014 at 8:00 a.m. EST. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 35304030, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Farand Pawlak, Director of Investor Relations
Colfax Corporation
301-323-9054
Farand.Pawlak@colfaxcorp.com

Colfax Corporation
Consolidated Statements of Operations
Dollars in thousands, except per share amounts
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net sales	$1,171,378	$1,027,397	$4,207,209	$3,913,856
Cost of sales	813,997	719,827	2,900,987	2,761,731
Gross profit	357,381	307,570	1,306,222	1,152,125
Selling, general and administrative expense	219,159	234,261	860,994	895,452
Charter acquisition-related expense	—	—	—	43,617
Restructuring and other related charges	18,074	16,994	35,502	60,060
Asbestos coverage litigation expense	533	4,147	3,334	12,987
Operating income	119,615	52,168	406,392	140,009
Interest expense(1)	44,718	23,290	103,597	91,570
Income before income taxes	74,897	28,878	302,795	48,439
Provision for income taxes(2)	30,704	3,812	93,652	90,703
Net income (loss)	44,193	25,066	209,143	(42,264)
Less: income attributable to noncontrolling interest, net of taxes	7,067	5,330	30,515	22,138
Net income (loss) attributable to Colfax Corporation	37,126	19,736	178,628	(64,402)
Dividends on preferred stock	5,142	5,072	20,396	18,951
Net income (loss) available to Colfax Corporation common shareholders	$31,984	$14,664	$158,232	$(83,353)
Net income (loss) per share- basic	$0.31	$0.14	$1.56	$(0.92)
Net income (loss) per share- diluted	$0.31	$0.13	$1.54	$(0.92)
__________
(1) Includes noncash charges associated with the write-off of original issue discount and deferred costs in connection with the refinancings of our primary credit facility of $26.9 million and $29.4 million for the fourth quarter and full year ended December 31, 2013, respectively.

(2) Provision for income taxes for the year ended December 31, 2012 was significantly impacted by the reassessment of certain deferred tax assets as of the date of the Charter acquisition, which resulted in an increase in the Company's valuation allowance, and the Charter acquisition-related expenses that are either not deductible for tax purposes or were incurred in jurisdictions where no tax benefit can be recognized.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share amounts
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Adjusted Operating Income
Operating income	$119,615	$52,168	$406,392	$140,009
Restructuring and other related charges	18,074	16,994	35,502	60,060
Charter acquisition-related expense	—	—	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	15,614	—	78,196
Asbestos coverage litigation expense	533	4,147	3,334	12,987
Gain on revaluation of Sicelub investment	(13,784)	—	(13,784)	—
Adjusted operating income	$124,438	$88,923	$431,444	$334,869
Adjusted operating income margin	10.6%	8.7%	10.3%	8.6%

Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) attributable to Colfax Corporation	37,126	$19,736	$178,628	$(64,402)
Restructuring and other related charges	18,074	16,994	35,502	60,060
Charter acquisition-related expense	—	—	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	15,614	—	78,196
Asbestos coverage litigation expense	533	4,147	3,334	12,987
Gain on revaluation of Sicelub investment	(13,784)	—	(13,784)	—
Debt extinguishment charges- Refinancing of credit agreement	26,860	—	26,860	—
Tax adjustment(1)	1,309	(6,022)	(759)	29,297
Adjusted net income	70,118	50,469	229,781	159,755
Adjusted net income margin	6.0%	4.9%	5.5%	4.1%
Dividends on preferred stock	5,142	5,072	20,396	18,951
Adjusted net income available to Colfax Corporation common shareholders	64,976	45,397	209,385	140,804
Less: adjusted net income attributable to participating securities(2)	—	5,831	4,571	18,087
	$64,976	$39,566	$204,814	$122,717
Weighted-average shares outstanding - diluted	115,634,088	94,978,755	100,366,455	91,918,513
Adjusted net income per share	$0.61	$0.42	$2.04	$1.34

Net income (loss) per share— diluted (in accordance with GAAP)	$0.31	$0.13	$1.54	$(0.92)
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.6% and 26.6% for the fourth quarter and full year ended December 31, 2013, respectively, and 15% and 25% for the fourth quarter and full year ended December 31, 2012.

(2) Adjusted net income per share for periods prior to April 23, 2013 was calculated consistently with the two-class method in accordance with GAAP as the Series A preferred stock were considered participating securities. Subsequent to April 23, 2013, adjusted net income per share was calculated consistently with the if-converted method in accordance with GAAP as the Series A preferred stock were no longer participating securities. Adjusted net income per share for the full year ended December 31, 2013 excludes the impact of 12,173,291 common stock equivalent shares as their inclusion would be anti-dilutive.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended December 31, 2012	$1,027.4		$520.3
Components of Change:
Existing Businesses	105.1	10.2%	(12.8)	(2.5)%
Acquisitions(1)	66.7	6.5%	50.2	9.6%
Foreign Currency Translation	(27.8)	(2.7)%	(9.9)	(1.8)%
Total	144.0	14.0%	27.5	5.3%
For the three months ended December 31, 2013	$1,171.4		$547.8

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the year ended December 31, 2012	$3,913.9		$1,996.0		$1,431.5
Components of Change:
Existing Businesses	107.5	2.7%	(15.3)	(0.8)%	(58.6)	(4.1)%
Acquisitions(1)	246.9	6.3%	96.4	4.8%	231.2	16.2%
Foreign Currency Translation	(61.1)	(1.5)%	(15.7)	(0.7)%	(26.7)	(1.9)%
Total	293.3	7.5%	65.4	3.3%	145.9	10.2%
As of and for the year ended December 31, 2013	$4,207.2		$2,061.4		$1,577.4

(1) Represents the incremental sales and orders as a result of our acquisitions of Charter, Soldex, Co-Vent, Clarus, CKD Kompressory, Flakt Woods, TLT-Babcock, Alphair, and Sicelub. The full year impact related to the Charter Acquisition represents 12 days of activity for ESAB and Howden as the acquisition closed on January 13, 2012. Represents the incremental order backlog as a result of our acquisitions of Clarus, CKD Kompressory, Flakt Woods, TLT-Babcock, Alphair and Sicelub.

Colfax Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$311,301	$482,449
Trade receivables, less allowance for doubtful accounts of $31,282 and $16,464	1,030,892	873,382
Inventories, net	445,752	493,649
Other current assets	350,401	282,266
Total current assets	2,138,346	2,131,746
Property, plant and equipment, net	757,140	688,570
Goodwill	2,384,522	2,098,836
Intangible assets, net	832,553	779,049
Other assets	470,292	450,086
Total assets	$6,582,853	$6,148,287

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$29,449	$34,799
Accounts payable	860,380	699,626
Accrued liabilities	485,261	447,220
Total current liabilities	1,375,090	1,181,645
Long-term debt, less current portion	1,457,642	1,693,512
Other liabilities	1,009,006	1,116,844
Total liabilities	3,841,738	3,992,001
Equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 13,877,552 issued and outstanding	14	14
Common stock, $0.001 par value; 400,000,000 shares authorized; 101,921,613 and 94,067,418 issued and outstanding	102	94
Additional paid-in capital	2,541,005	2,197,694
Retained earnings (accumulated deficit)	19,376	(138,856)
Accumulated other comprehensive loss	(46,608)	(146,594)
Total Colfax Corporation equity	2,513,889	1,912,352
Noncontrolling interest	227,226	243,934
Total equity	2,741,115	2,156,286
Total liabilities and equity	$6,582,853	$6,148,287

Colfax Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2013	2012	2011

Cash flows from operating activities:
Net income (loss)	$209,143	$(42,264)	$4,555
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and fixed asset impairment charges	119,258	183,403	22,598
Stock-based compensation expense	13,334	9,373	4,908
Non-cash interest expense	44,377	16,997	735
Gain on revaluation of Sicelub investment	(13,784)	—	—
Unrealized loss on acquisition-related foreign currency derivative	—	—	21,146
Deferred income tax provision (benefit)	9,946	7,222	(1,722)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables, net	(98,912)	(37,338)	(5,972)
Inventories, net	79,987	26,694	10,844
Accounts payable	128,889	88,927	(7,298)
Changes in other operating assets and liabilities	(130,069)	(78,994)	7,359
Net cash provided by operating activities	362,169	174,020	57,153
Cash flows from investing activities:
Purchases of fixed assets, net	(71,482)	(83,187)	(13,624)
Acquisitions, net of cash received	(372,476)	(1,859,645)	(56,346)
Loans to non-trade creditors	(31,012)	—	—
Other, net	—	1,857	—
Net cash used in investing activities	(474,970)	(1,940,975)	(69,970)
Cash flows from financing activities:
Borrowings under term credit facility	50,861	1,731,523	—
Payments under term credit facility	(679,755)	(531,415)	(10,000)
Proceeds from borrowings on revolving credit facilities	648,000	13,149	141,203
Repayments of borrowings on revolving credit facilities	(328,133)	(53,414)	(102,180)
Proceeds from issuance of common stock, net	324,153	756,762	3,719
Proceeds from issuance of preferred stock, net	—	332,969	—
Acquisition of shares held by noncontrolling interest	(14,913)	(29,292)	—
Payments of dividend on preferred stock	(20,396)	(17,446)	—
Other	(24,870)	(19,608)	—
Net cash (used in) provided by financing activities	(45,053)	2,183,228	32,742
Effect of foreign exchange rates on Cash and cash equivalents	(13,294)	(8,932)	(5,359)
(Decrease) increase in Cash and cash equivalents	(171,148)	407,341	14,566
Cash and cash equivalents, beginning of period	482,449	75,108	60,542
Cash and cash equivalents, end of period	$311,301	$482,449	$75,108

Supplemental Disclosure of Cash Flow Information:
Interest payments	$58,970	$79,857	$5,209
Income tax payments, net	93,856	70,677	16,731